UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2018

DowDuPont Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38196	81-1224539
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Dow Chemical Company 2030 Dow Center, Midland MI 48674 (989) 636-1000	c/o E. I. du Pont de Nemours and Company 974 Centre Road, Wilmington, DE 19805 (302) 774-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01	Other Events.

On November 28, 2018, DowDuPont Inc. (the “Company”) completed an underwritten public offering of eight series of senior unsecured notes (the “Notes”) in the aggregate principal amount of $12,700,000,000, consisting of (i) 3.766% Notes due 2020 initially issued in the aggregate principal amount of $1,500,000,000 (the “2020 Notes”), (ii) 4.205% Notes due 2023 initially issued in the aggregate principal amount of $2,500,000,000 (the “2023 Notes”), (iii) 4.493% Notes due 2025 initially issued in the aggregate principal amount of $1,850,000,000 (the “2025 Notes”), (iv) 4.725% Notes due 2028 initially issued in the aggregate principal amount of $2,250,000,000 (the “2028 Notes”), (v) 5.319% Notes due 2038 initially issued in the aggregate principal amount of $1,650,000,000 (the “2038 Notes”), (vi) 5.419% Notes due 2048 initially issued in the aggregate principal amount of $2,150,000,000 (the “2048 Notes” and, together with the 2020 Notes, 2023 Notes, 2025 Notes, 2028 Notes and 2038 Notes, the “Fixed Rate Notes”), (vii) Floating Rate Notes due 2020 initially issued in the aggregate principal amount of $500,000,000 (the “2020 Floating Rate Notes”) and (viii) Floating Rate Notes due 2023 initially issued in the aggregate principal amount of $300,000,000 (the “2023 Floating Rate Notes” and, together with the 2020 Floating Rate Notes, the “Floating Rate Notes,”). The Notes were issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-227202), filed with the Securities and Exchange Commission on September 5, 2018.

The Notes were issued under an Indenture, dated November 28, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated November 28, 2018, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes are senior unsecured obligations of the Company.

Interest is payable on the Fixed Rate Notes on May 15 and November 15 of each year beginning on May 15, 2019, until their applicable maturity dates. Interest is payable on the Floating Rate Notes on February 15, May 15, August 15 and November 15 of each year beginning on February 15, 2019, until their applicable maturity dates. The Company may redeem each series of the Fixed Rate Notes prior to their maturity at its option, any time in whole or from time to time in part, as described in the Indenture. The Floating Rate Notes may not be redeemed at the Company’s option prior to maturity.

If each of the previously announced separations and distributions of Dow Holdings Inc. and Corteva, Inc. has not been completed on or before May 1, 2020, or, if prior to such date, the Company has abandoned either of the separations or distributions, the Company will be required to redeem each series of Notes at a redemption price equal to 101 % of the principal amount of such series of Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption. Additionally, if a change of control triggering event occurs in respect of a series of Notes, the Company will be required to offer to repurchase such series of Notes for cash at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to but excluding the date of purchase. The Indenture also contains certain limitations on the Company’s ability to incur liens and enter into sale and leaseback transactions, as well as customary events of default.

A copy of the Base Indenture is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated herein by reference. The above description of the material terms of the Base Indenture, the First Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

In connection with the offering of the Notes, the Company is filing a copy of the Underwriting Agreement, among the Company and Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, attached as Exhibit 1.1 to this Current Report on Form 8-K.

In connection with the offering of the Notes, the Company is filing a legal opinion regarding the validity of the Notes, attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated November 14, 2018, among DowDuPont Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

4.1	Indenture, dated as of November 28, 2018, by and between DowDuPont Inc. and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated November 28, 2018, by and between DowDuPont Inc. and U.S. Bank National Association, as trustee

4.3	Form of 3.766% Notes due 2020 (included in Exhibit 4.2)

4.4	Form of 4.205% Notes due 2023 (included in Exhibit 4.2)

4.5	Form of 4.493% Notes due 2025 (included in Exhibit 4.2)

4.6	Form of 4.725% Notes due 2028 (included in Exhibit 4.2)

4.7	Form of 5.319% Notes due 2038 (included in Exhibit 4.2)

4.8	Form of 5.419% Notes due 2048 (included in Exhibit 4.2)

4.9	Form of Floating Rate Notes due 2020 (included in Exhibit 4.2)

4.10	Form of Floating Rate Notes due 2023 (included in Exhibit 4.2)

5.1	Opinion of Stacy L. Fox, General Counsel and Secretary of the Company

23.1	Consent of Stacy L. Fox, General Counsel and Secretary of the Company (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC.

Registrant

Date: November 28, 2018

By: /s/ Jeanmarie F. Desmond	By: /s/ Ronald C. Edmonds
Name: Jeanmarie F. Desmond	Name: Ronald C. Edmonds
Title: Co-Controller	Title: Co-Controller
City: Wilmington	City: Midland
State: Delaware	State: Michigan